Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated March 16, 2010 relating to the March 31, 2009 and 2008 financial statements of Informed Decisions Corporation appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.

Walnut Creek, California

June 15, 2010